As filed with the Securities and Exchange Commission on July 23, 1999.

                                                 Registration No. 333-__________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                                COST PLUS, INC.
            (Exact name of Registrant as specified in its charter)

          CALIFORNIA                              94-1067973
-------------------------------         ------------------------------
   (State of Incorporation)          (I.R.S. Employer Identification No.)

                                200 4th Street
                           Oakland, California 94607
                   (Address of principal executive offices)
                               ________________

                            1995 STOCK OPTION PLAN
                           (Full title of the Plan)
                               _________________

                                JOHN F. HOFFNER
              Chief Financial Officer, Executive Vice President,
                         Administration and Secretary
                                COST PLUS, INC.
                                200 4th Street
                           Oakland, California 94607
                                (510) 893-7300
           (Name, address and telephone number of agent for service)
                               _________________

                                  Copies to:

                          HENRY P. MASSEY, JR.,ESQ.
                             STEVEN L. BERSON,ESQ.
                            MICHAEL S. RUSSELL,ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

===================================================================================================================
CALCULATION OF REGISTRATION FEE
                                                             Proposed              Proposed
 Title of                            Maximum                 Maximum               Maximum
Securities                            Amount                 Offering              Aggregate         Amount of
  to be                               to be                  Price Per             Offering        Registration
Registered                          Registered                Share                Price                Fee
-----------                         ----------              ----------            ----------       ---------------
Common Stock,
$0.01 par value, to be
issued under 1995
Stock Option Plan.........    400,000 shares (1)(2)        $45.0625 (3)          $18,025,000         $5,010.95
===================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement (the "Registration Statement") is the number of additional shares authorized to be issued under the 1995 Stock Option Plan.

(2) The prospectus to be used by Cost Plus, Inc. (the "Registrant") in connection with the securities registered hereunder shall be a combined prospectus as contemplated by Rule 429(a) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 429(b) under the Securities Act, 2,512,004 shares of the Registrant's Common Stock (adjusted pursuant to Rule 416(a) of the Securities Act to reflect the Registrant's 3-for-2 split of its Common Stock that took effect March 1, 1999) that have been registered previously and are reserved for issuance under the 1995 Stock Option Plan will be covered by the combined prospectus, for which an aggregate filing fee of $10,062.68 has previously been paid. The Registration Statements on Form S-8 that have been previously filed to cover shares reserved for issuance under the 1995 Stock Option Plan are as follows:


           Registration Statement        Number of Shares        Registration Fee
                  File No.                Registered (a)               Paid
        --------------------------     --------------------   ----------------------

                  333-3456                1,162,004 (b)           $ 2,371.00 (b)

                  333-27739                 375,000                $1,666.67

                  333-56975                 600,000                $3,757.57

                  333-67441                 375,000                $2,267.44
        ----------------------------------------------------------------------------

        (a) Adjusted to reflect 3-for-2 stock split.

        (b) Reflects number of shares registered and filing fee paid in connection with the 1995 Stock Option Plan. The registration statement also covered shares registered in connection with the Registrant's Third Amended and Restated 1988 Stock Option Plan, 1994 Stock Option Plan, 1996 Director Option Plan and 1996 Employee Stock Purchase Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 20, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3  INFORMATION INCORPORATED BY REFERENCE
        -------------------------------------

        The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

        Item 3(a)

             The Registrant's Annual Report on Form 10-K, file no. 000-14970, filed on April 27, 1999, which contains audited financial statements for the Registrant's fiscal year ended January 30, 1999, the latest fiscal year for which such statements have been filed.

        Item 3(b)

             The Registrant's Quarterly Report on Form 10-Q, file no. 000-14970, filed June 14, 1999, which contains unaudited financial statements for the Registrant's quarter ended May 1, 1999.

        Item 3(c)

             Items 1 and 2 of the Registrant's registration statement on Form 8-A filed on March 1, 1996, as amended by Amendment No. 1 to Form 8-A filed on March 27, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4  DESCRIPTION OF SECURITIES
        -------------------------

        Not Applicable.

Item 5  INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------

        Not Applicable

Item 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS
        -----------------------------------------

        Section 317 of the California Corporations Code makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has entered into indemnification agreements to such effect with its officers and directors.

        Article FIFTH of Registrant's Restated Articles of Incorporation and
Article XIV, Section 14.9 of the By-laws of Registrant provide that the Registrant shall indemnify certain agents of the Registrant to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

        The Registrant has the power, to the extent and in the manner permitted by Section 317 of the California Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. For this purpose, an "employee" or "agent" of the Registrant includes any person (i) who is or was an employee or agent of Registrant, (ii) who is or was serving at the request of Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of Registrant or of another enterprise at the request of such predecessor corporation.

        The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7  EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------

        Not Applicable.

Item 8  EXHIBITS
        --------

     Exhibit                  Document
     Number

         5.1   Opinion of Counsel as to Legality of Securities Being Registered.

        23.1   Independent Auditors' Consent.

        23.2   Consent of Counsel (contained in Exhibit 5.1 hereto).

        24.1   Power of Attorney (see page II-5).


Item 9  UNDERTAKINGS
        ------------

        A.  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cost Plus, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on July 23, 1999.

                                    COST PLUS, INC.



                        By: /s/ John F. Hoffner
                            ---------------------------------------------------
                            John F. Hoffner, Chief Financial Officer, Executive Vice President, Administration and Secretary

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray H. Dashe and John F. Hoffner, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                             Title                                Date
/s/ Murray H. Dashe         Chairman , President, Chief Executive              July 23, 1999
--------------------------  Officer and Director
(Murray H. Dashe)

/s/ John F. Hoffner         Chief Financial Officer, Executive Vice            July 23, 1999
--------------------------  President, Administration and Secretary
(John F. Hoffner)

/s/ Charmaine D. Casella    Vice President/Controller                          July 23, 1999
--------------------------
(Charmaine D. Casella)

/s/ Joseph H. Coulombe      Director                                           July 23, 1999
--------------------------
(Joseph H. Coulombe)

/s/ Danny W. Gurr           Director                                           July 23, 1999
--------------------------
(Danny W. Gurr)

/s/ Olivier Trouveroy       Director                                           July 23, 1999
--------------------------
(Olivier Trouveroy)

/s/ Thomas D. Willardson    Director                                           July 23, 1999
--------------------------
(Thomas D. Willardson)